UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013

CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 612-8040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

Press Release

On May 30, 2013, Citadel Exploration, Inc. (the “Company”) announced the completion of the Company’s Pastoria Creek 3-2 well. The Company’s drilling rig will now proceed to Pastoria Creek 1-2 and will commence drilling at such location within a week. The Company will pay 20% of the costs of the Pastoria Creek 1-2 well with 20% of the working interest from the block.

The Company also announced that testing is underway on its North Tejon Ranch 1-19 well. Testing on the Company’s Pastoria Creek 3-2 well will begin as soon as possible. The Company expects to receive results from such tests in the near future.

New Information on Website

The Company has posted to its website (http://citadelexploration.com/) a “Current Investor Presentation,” which is located under the “Investors” tab.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

In addition, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release – Dated May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /S/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: May 31, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated May 30, 2013 announcing completion of well